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                        [AIRPORT SYSTEMS LETTERHEAD]


                                                                  March 20, 1997

Mr. Michael W. Warner
Vice President Business Development
Airport Systems International, Inc.
11300 W. 89th St.
Overland Park, KS 66204

         Re: Airport Systems International, Inc.

Dear Mike:

         The purpose of this letter is to set forth our understanding regarding your efforts on behalf of Airport Systems International, Inc. (the "Company") to procure the FAT 59 Contract, as well as the principal terms of a loan to be made by the Company to you in the amount of $80,000, evidenced by the attached promissory note.

         In consideration of your efforts on behalf of the Company to procure the FAT 59 Contract and your "Covenant Not to Compete" (as set forth below), the Company will pay you Twenty Thousand Dollars ($20,000) upon your execution of this letter agreement. Simultaneous with your execution of this letter agreement, the Company will also loan you Eighty Thousand Dollars (80,000), evidenced by the promissory note attached hereto, on such terms and conditions contained therein.

         You acknowledge and recognize the highly competitive nature of the business of the Company and accordingly agree that except as provided below, so long as you are employed by the Company and for a period of two (2) years following any termination of, or resignation from, your employment with the Company, you will not enter into competitive endeavors and will not undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, and will not through an affiliate or otherwise, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business which designs, builds, manufactures, supplies ground based instrument landing systems, very-high frequency omni-range, distance measuring equipment and differential global positioning satellite systems, anywhere in the world, including becoming an owner, employee, officer, agent, consultant, partner, member or director of any such business or firm in the world which competes with the business of the Company (the "Covenant Not to Compete").

         Such Covenant Not to Compete shall not however apply to your employment and/or association with companies acting as Prime Contractors in the fields of air traffic control airport management and other related air transportation activity in which the above mentioned equipment


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is offered as a small part of a prime contract, and the company does not manufacture the above mentioned equipment.

         You agree that money damages would be an inadequate remedy for any breach of the Covenant Not to Compete. If you breach or threaten to breach any provision of the Covenant Not to Compete, the Company or its successors or assigns may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief to enforce, or prevent any violation of, the Covenant Not to Compete, without posting a bond or other security

         You agree that the Covenant Not to Compete is reasonable and valid in temporal, topical and geographical scope and in all other respects. Notwithstanding the Company's right to specific performance or injunctive relief set forth in the foregoing paragraph, if at any time a court holds that the restrictions stated in this letter agreement are unreasonable or otherwise unenforceable under circumstances then existing, you agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or geographic area. Similarly, if any provision of this letter agreement is prohibited by or invalid under applicable law or otherwise determined to be unenforceable, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of this letter agreement.

         Except as provided below, the Covenant Not to Compete shall survive and continue in full force and effect notwithstanding any termination of this letter agreement or your employment with the Company. Notwithstanding anything to the contrary contained herein, if, following a Change of Control, as defined below, the Company terminates your employment other than for Cause, as defined below, the Covenant Not to Compete set forth herein shall no longer be operative and shall have no force and effect, and the unpaid principal balance of the promissory note referenced herein and attached hereto, including all interest accrued and unpaid thereon, shall be reduced to zero. For purposes of this letter agreement, "Change of Control" means a consolidation, merger or similar transaction involving the Company which has one or more of the following results: (i) the Company is not the surviving entity; (ii) a single person or entity or a group of persons and/or entities acting in concert (an "Acquiring Entity") acquire a majority amount or more of the Company's common stock, followed by a change in a majority of the membership of the Board of Directors of the Company, other than as a result of death or voluntary resignation of any member or members of the Board of Directors, within six months from the date the Acquiring Entity acquires a majority amount or more of the Company's common stock; (iii) there is a sale or transfer of all or substantially all of the Company's assets; or (iv) the Company is dissolved or liquidated.

         Termination for "Cause" means termination of your employment because of
(i) any willful material violation by you of any law or regulation applicable to the business of the Company or your conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by you of a common law fraud; (ii) your commission of an act involving gross negligence in the conduct of your duties to the Company under this letter agreement or any other employment or consulting agreement with the Company; (iii) your commission of an act of personal dishonesty which involves personal profit in connection with the Company; (iv) any material breach by you of any provision of this letter agreement or any other employment or consulting agreement with the Company or the continued failure or refusal of you to perform the material duties required of you as an employee of the Company; or (v) any other misconduct by you which is materially



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injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

         This letter agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof. Any provision of this letter agreement may be amended or waived only with the prior written consent of you and the Company.

         You may not assign this letter agreement. The Company may assign this letter agreement without your prior written consent and the provisions hereof shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of you and the Company. This letter agreement shall be governed by, construed and interpreted in accordance with the laws of the state of Kansas, without regard to conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the state of Kansas.

         If you are in agreement with the foregoing, please sign and return this letter agreement, which thereupon will constitute our agreement and understanding with respect to its subject matter.



                                                  Very truly yours,

                                          AIRPORT SYSTEMS INTERNATIONAL, INC.

                                          By: /s/ Keith S. Cowan
                                             -----------------------------------
                                                  Keith S. Cowan



Accepted and Agreed as of the 20 day of March, 1997.


/s/ Michael W. Warner
------------------------------
Michael W. Warner


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                               PROMISSORY NOTE


$80,000                                                    0VERLAND PARK, KANSAS
                                                                  MARCH 20, 1997


         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned, MICHAEL W. WARNER, an individual (the "Maker"), promises to pay to the order of AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation (the "Payee"), the principal sum of Eighty Thousand Dollars ($80,000), plus interest at the rate specified below. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to six and three-eighths percent (6.375%) per annum and all interest accrued on the outstanding principal balance of this Promissory Note shall be due and payable in arrears as provided below.

         The Maker agrees to pay the entire amount due hereunder, including principal and interest, on or before March 20, 2001, on which date all unpaid principal and interest due hereunder shall be paid in full. Notwithstanding the foregoing, the principal balance of this Promissory Note shall be reduced by the amount of bonus compensation, determined in Payee's sole discretion, earned by Maker in respect of the performance of Maker's employment during Payee's fiscal year ended April 30, 1997. Thereafter, the remaining outstanding principal balance of this Promissory Note and all interest accrued and unpaid hereunder shall be reduced, and considered paid in full, in equivalent one-fourth amounts on each successive anniversary date of this Promissory Note, beginning March 20, 1998, until March 20, 2001, on which date all unpaid principal and interest hereunder shall be reduced to zero, in consideration for the Maker's continued employment for each respective annual period. In the event of the Maker's death any and all outstanding principal and interest under this note shall be considered paid in full.

         Notwithstanding anything to the contrary contained herein, if, following a Change of Control, as defined below, the Payee terminates Maker's employment other than for Cause, as defined below, the unpaid principal balance of this Promissory Note, including all interest accrued and unpaid hereon, shall be reduced to zero, and the Covenant Not to Compete set forth in the letter agreement by and between Maker and Payee, dated even date herewith (the "Letter of Agreement"), shall no longer be operative and shall have no force and effect. As used in this Promissory Note, Change of Control means a consolidation, merger or similar transaction involving the Payee which has one or more of the following results: (i) the Payee is not the surviving entity; (ii) a single person or entity or a group of persons and/or entities acting in concert (an "Acquiring Entity") acquire a majority amount or more of the Payee's common stock, followed by a change in a majority of the membership of the Board of Directors of the Payee, other than as a result of death or voluntary resignation of any member or members of the Board, within six months from the date the Acquiring Entity acquires a majority amount or more of the Payee's common stock;
(iii) there is a sale or transfer of all or substantially all of the Payee's assets; or (iv) the Payee is dissolved or liquidated.

         As used herein termination for "Cause" means termination of Maker's employment because of (i) any willful material violation by Maker of any law or regulation applicable to the business of


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the Payee or Maker's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by Maker of a common law fraud; (ii) Maker's commission of an act involving gross negligence in the conduct of Maker's duties to the Payee under the Letter Agreement, or any other employment or consulting agreement with the Payee; (iii) Maker's commission of an act of personal dishonesty which involves personal profit in connection with the Payee; (iv) any material breach by Maker of any provision of the Letter of Agreement or any other employment or consulting agreement with the Payee or the continued failure or refusal of Maker to perform the material duties required of Maker as an employee of the Payee; or (v) any other misconduct by Maker which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Payee.

         All principal and interest shall be payable in arrears. Interest hereon shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All payments of principal and interest hereon shall be payable in lawful currency of the United States of America.

         If any payment of principal and/or interest is not actually received by Payee on or before the respective date due, Maker agrees to pay Payee a late charge equal to the highest lawful rate per annum on that delinquent amount until paid to the extent permitted by applicable law. All interest due and payable hereunder which is not paid when due for any reason shall be cumulated and accrue interest at the rate hereunder.

         Prepayment of the principal of this Promissory Note is permitted without premium or penalty of any kind, and shall be applied to the outstanding principal balance in reverse order of maturity. Interest is payable only on the anniversary date of this Promissory Note.

         This Promissory Note is given in consideration of a loan by Payee to Maker in the principal amount of this Promissory Note.

         This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The holder of this Promissory Note and all successors thereof shall have all the rights of a holder in due course as provided by the Kansas Uniform Commercial Code and the other laws of the state of Kansas. Maker hereby waives demand, presentment, protest, notice of protest and/or dishonor and all other notices or requirements that might otherwise be required by law. Maker promises to pay on demand all costs of collection, including reasonable attorney's fees and court costs, paid or incurred by Payee in enforcing this Promissory Note upon Maker's default hereunder.

         The occurrence of any of the following shall constitute an "Event of Default" under this Promissory Note:

               a. the failure of Maker to make any payment when due under this
                  Promissory Note (time is of the essence);



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               b. the institution of proceedings by or against the Maker under any state insolvency laws, federal bankruptcy law or similar debtor relief laws then in effect;

               c. the entry of a judgment against Maker which remains
                  unsatisfied for more than sixty (60) days; and

               d. the termination of Maker's employment with the Company for any reason, except as stated above.

         Upon an Event of Default, Payee may, at Payee's option and without notice, declare all principal and interest which remains due under this Promissory Note at the time of default to be due and payable immediately; provided, however, if Maker's employment with the Company is terminated for any reason other than as described above, all principal and interest due under this Promissory Note shall become due and payable without notice on the date which is six (6) months from the date of such termination. Payee may waive any default before or after it occurs and may restore this Promissory Note in full effect without impairing the right to declare it due for a subsequent default.

         IN WITNESS WHEREOF, this Promissory Note has been executed by Maker as of the date first above written.


                                             MAKER:

                                             /s/ Michael W. Warner
                                             -----------------------------------
                                             Michael W. Warner





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